Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS THAT the undersigned directors and officers of McKesson Corporation, a Delaware corporation (the “Company”), do hereby constitute and appoint Jeffrey C. Campbell, Laureen E. Seeger and Willie C. Bogan his or her true and lawful attorney and agent, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, under the Securities Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended March 31, 2008, and thereafter to execute and file any and all amendments to such Form, whether filed prior or subsequent to the time such Form becomes effective. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution or resubstitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

/s/ Andy D. Bryant Andy D. Bryant, Director	/s/ Marie L. Knowles Marie L. Knowles, Director

/s/ Wayne A. Budd Wayne A. Budd, Director	/s/ David M. Lawrence David M. Lawrence, Director

/s/ Jeffrey C. Campbell Jeffrey C. Campbell, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Edward A. Mueller, Director

/s/ John H. Hammergren John H. Hammergren, Chairman of the Board, President and Chief Executive Officer (Principal Executive Offier)	/s/ James V. Napier James V. Napier, Director

/s/ Alton F. Irby Alton F. Irby III, Director	/s/ Nigel A. Rees Nigel A. Rees, Vice President and Controller (Principal Accounting Officer)

/s/ M. Christine Jacobs M. Christine Jacobs, Director	/s/ Jane E. Shaw Jane E. Shaw, Director
Dated: April 23, 2008